UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 15, 2012

Commission File Number:  00115757

ImageWare Systems, Inc.
(Exact name of small business issuer as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)
330224167
(IRS Employer Identification No.)

10815 Rancho Bernardo Rd., Suite 310, San Diego, California 92127
(Address of principal executive offices)

619-673-8600
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

See Item 8.01 below.

Item 8.01 Other Events.

On May 15, 2012, ImageWare Systems, Inc. (the "Company") issued a press release providing its stockholders with an update regarding key milestones and events, and providing an outlook for the year ended December 31, 2012. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

In addition, the Company issued a press release indicating that it has released version 2.0 of its Biometric Engine (BE), designed to revolutionize physical security identification at airports, seaports and other critical points-of-access for both government and private enterprises. The new version will join and enhance the suite of server-based products targeted at the secure identification markets. A copy of the press release announcing the release is attached to this Current Report on Form 8-K as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ImageWare Systems, Inc.

Date:   May 15, 2012
By:	/s/ S. James Miller, Jr.

Name: S. James Miller, Jr.
Title: Chief Executive Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release dated May 15, 2012
EX-99.2	Shareholder Update